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                         [Arthur Andersen Letterhead]

                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Boron, LePore & Associates, Inc.

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.

                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

Roseland, New Jersey

May 18, 1998